Contact:  John E. Reed
                                                                (413) 568-9571

                              FOR IMMEDIATE RELEASE

Westfield, MA  (May 16, 2003)
Mestek today reported its first quarter of 2003 results of operations:

MESTEK INC. (MCC)                                           EARNINGS DIGEST
Three months ended March 31:                              2003           2002
                                                        ----           ----

Revenues from continuing operations:                  $86,156,000   $89,061,000
Net income before unusual items
        (Non-GAAP Financial Measure)                    1,570,000     1,516,000
  Less Environmental charges (net of tax)                (728,000)       ---
  Less Goodwill Impairment Charges (net of tax)            ---      (29,334,000)
                                                      ------------  ------------
Net income (loss) (GAAP Financial Measure)               $842,000  ($27,818,000)
                                                         ========  ============

Basic earnings per share:
Net income before unusual items
        (Non-GAAP Financial Measure)                     $0.18         $0.17
  Less Environmental charges (net of tax)                (0.08)          ---
  Less Goodwill Impairment Charges (net of tax)           ---          (3.36)
                                                         ------        ------
Basic Earnings Per Share (GAAP Financial Measure)        $0.10        ($3.19)
                                                         ======       =======

Basic weighted average shares outstanding               8,722,000    8,722,000
                                                        =========    =========

Diluted earnings per share:
Net income before unusual items
        (Non-GAAP Financial Measure)                    $0.18         $0.17
  Less Environmental charges (net of tax)                (0.08)         ---
  Less Goodwill Impairment Charges (net of tax)           ---          (3.35)
                                                         ------        ------
Diluted Earnings per share (GAAP Financial Measure)      $0.10        ($3.18)
                                                         =====        =======

Diluted weighted average shares outstanding             8,742,000    8,767,000
                                                        =========    =========

John E Reed, Chairman and CEO, indicated as follows:

Net Income Before Unusual Items (a "Non-GAAP Financial Measure") represents the Company's after tax earnings exclusive of items which the Company believes are unusual in nature. Management believes that the unusual items identified, while not necessarily "nonrecurring", are sufficiently anomalous to warrant the presentation of a separate financial measure which allows investors to evaluate the Company's performance exclusive of these items. The unusual items consist of
(1) disproportionately large Environmental Charges incurred in the first quarter of 2003 relating to a release of pollutants by the Company's Met-Coil subsidiary prior to the Company's acquisition in 2000 of that subsidiary, and (2) a goodwill impairment charge recorded in 2002 relating to the Company's Metal Forming Segment.

"Net income before unusual items" was up very slightly for the quarter despite reduced revenues reflecting improved results from the Company's Metal Forming segment offset largely by reduced results from the Company's HVAC (heating, ventilating, and air conditioning) segment. The Company announced in April its intention to consolidate its Scranton, Pennsylvania and Bishopville, South Carolina manufacturing operations into other HVAC operations reflecting the Company's ongoing efforts to rationalize overhead in the continuing soft market for both HVAC and Metal-forming products.

The Company remains significantly underleveraged with a debt to equity ratio of of less than 5% as of March 31, 2003 and management believes it is well positioned to benefit from the current unsettled conditions in both the HVAC and Metal Forming industries in which it operates.